SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Check the appropriate box:

     [ ] Preliminary Information Statement [ ] Confidential, for Use of the
       [X] Definitive Information Statement Commission Only (as permitted by Rule 14c-5(d) (2))

                                 TECHDYNE, INC.
                      -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                      -----------------------------------

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------
5) Total fee paid:

   -----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   -----------------------------------------------------------------------------
2) Form, Schedule or Registration Statement No.:

   -----------------------------------------------------------------------------
3) Filing Party:

   -----------------------------------------------------------------------------
4) Date Filed:

   -----------------------------------------------------------------------------

                                 TECHDYNE, INC.
                              2230 WEST 77TH STREET
                             HIALEAH, FLORIDA 33016

                                                                  April 30, 2003

 To:        Our Shareholders

 From:      Samuel J. Russell

 Subject:   Invitation to the Techdyne, Inc. 2003 Annual Meeting of Shareholders

         Management is extending its invitation to you to attend our annual meeting on June 6, 2003. The annual meeting is being held at the Company's executive offices located at 2230 West 77th Street, Hialeah, Florida at 11 a.m. In addition to the formal items of business to be addressed at the annual meeting, we will review the major developments of 2002 and answer questions you may have concerning the Company.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Simclar Group Limited's 72.4% ownership of Techdyne, Inc. The Information Statement provides details as to quorum and voting requirements. The Information Statement also describes the business we will conduct at the meeting, specifically the election of seven directors, and provides information about Techdyne, Inc.

         We look forward to seeing you at the annual meeting.



                                                       Samuel J. Russell
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                 TECHDYNE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       Date:      Friday, June 6, 2003
                                       Time:      11 a.m.
                                                  Place: Executive Offices
                                                  2230 West 77th Street
                                                  Hialeah, Florida 33016
                                                  (305) 556-9210

Dear Shareholder:

         You are cordially invited to attend the 2003 Techdyne, Inc. Annual Meeting of Shareholders at which the shareholders will:

         1. Elect seven directors; and

         2. Transact any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 11, 2003, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Techdyne, Inc. for 2002 is enclosed.

                                        By order of the Board of Directors



                                        David L. Watts
                                        Corporate Secretary

April 30, 2003

                              INFORMATION STATEMENT
                                       FOR
                                 TECHDYNE, INC.
                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

Information About the Annual Meeting and Voting                           2

Proposal                                                                  4

Information About Directors and Executive Officers                        5

Independent Public Accountants                                            8

Fees of the Independent Auditors                                          8

Executive Compensation                                                    9

Board Executive Compensation Report                                      12

Performance Graph                                                        15

Certain Relationships and Related Transactions                           16

Security Ownership of Certain Beneficial Owners and Management           17

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did you send me an Information Statement?

A: Management of Techdyne, Inc. is asking you to attend and vote at the 2003 annual meeting. This Information Statement summarizes the information you need to know to vote judiciously.

Q: Why did you not send me a proxy?

A: This is because a quorum already exists based upon the approximately 72.4% ownership of Techdyne's voting securities by Simclar Group Limited (formerly Simclar International Holdings Limited), our parent company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q: What does a quorum mean?

A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Simclar. At April 11, 2003, the record date, there were 6,556,990 shares of Techdyne common stock outstanding. Simclar owns 4,745,120 shares of Techdyne common stock or approximately 72.4% of the votes. A shareholder list will be available at our executive offices in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q: Who is entitled to vote?

A: Shareholders who owned Techdyne common stock at the close of business on April 11, 2003, the record date.

Q: How many votes do I have?

A: Each share of common stock is entitled to one vote. Techdyne is sending this Information Statement, the attached Notice of Annual Meeting, and our 2002 Annual Report, which includes our financial statements, on or about April 30, 2003 to all shareholders entitled to vote.

Q: What am I voting on?

A: Election of seven directors, Messrs. Samuel J. Russell, Barry Pardon, John Ian Durie, Thomas Foggo, Kenneth Greenhalgh, James A. Clark, and Ms. Christina
M. J. Russell, each for a one year term.

Q: How do I vote?

A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Techdyne common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 11, 2003, the record date.

Q: Is my vote confidential?

A: Yes. Only the inspectors of election and other employees of Techdyne assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q: Who counts the votes?

A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the Board.

Q: What does it mean if I receive more than one Information Statement?

A: Your shares of Techdyne common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) or by telephone at (212) 635-3654 and tell them to put all your accounts registered in the same name at the same address; and if there is more than one Techdyne shareholder at that address, that you have no objection and would prefer only one Notice of Annual Meeting and registration statement be sent to that address for all persons holding Techdyne common stock at that address.

Q: How much common stock do officers and directors own?

A: Approximately 4,849,153 shares or approximately 74.0% of our common stock as of the record date. This includes Simclar's 72.4% (4,745,120 shares) of Techdyne common stock ownership, since Mr. Samuel Russell, our Chairman and Chief Executive Officer, and Mrs. Christina M. J. Russell, a director, own 100% of the shares of Simclar.

Q: Who are the largest principal shareholders?

A: Simclar is our largest shareholder, owning approximately 72.4% of our shares as of the record date. There is currently no other person that holds more than 1% of our outstanding shares.

Q: Who sends out the Information Statements and Annual Reports and what are the costs?

A: The Company is sending out the Information Statement and Annual Report to shareholders.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. Techdyne pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q: Who is eligible to submit a proposal for action at an Annual Meeting?

A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Techdyne's common stock for at least one year by the date you submit the proposal. You must continue to hold your Techdyne shares through the date of the meeting. Please remember that Simclar's 72.4% ownership will determine the outcome of any proposal.

Q: When are shareholder proposals due for the 2004 Annual Meeting?

A: Shareholder proposals must be submitted in writing by December 27, 2003 to David L. Watts, corporate Secretary, Techdyne, Inc., 1784 Stanley Avenue, Dayton, Ohio 45404. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

                                    PROPOSAL

Election of Directors

         Nominees for election to a one-year term are:



NAME                      AGE       POSITION WITH THE COMPANY           POSITION HELD SINCE
----                      ---       -------------------------           -------------------

Samuel J. Russell          58       Chairman of the Board and                   2001
                                    Chief Executive Officer

Barry Pardon               52       President                                   1991
                                    and Director                                1990

John Ian Durie             47       Director                                    2001

Christina M. J. Russell    59       Director                                    2001

Thomas Foggo*              60       Director                                    2001

Kenneth Greenhalgh*        59       Director                                    2001

James A. Clark*            59       Director                                    2002



*        Member of the Audit Committee.

         There is no nominating committee. Nominations for directors are considered by the entire Board.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against a director's re-election.

         Simclar owns 4,745,120 shares or approximately 72.4% of the voting stock of the Company, and intends to vote all of its shares in favor of the election of the seven nominees of management for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the Board. Each nominee has served as a director of the Company during the past year. If any nominee is unable to serve for any reason, the parent's controlling block of our common stock will be voted for any substitute nominee as designated by the Board.

         For more information about the directors and executive officers see "Information about Directors and Executive Officers."

OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the annual meeting other than the election of seven directors, Proposal No. 1 in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Techdyne and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the Company's day-to-day operations. The Board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in Board and committee meetings.

         The Board met one time during 2002, including quarterly and special meetings and action taken by unanimous written consent in lieu of a meeting. All directors participated at the meeting, either present in person or by telephone conference call.

DIRECTORS STANDING FOR ELECTION

         Samuel J. Russell has served as managing director and principal shareholder of Simclar International Limited since April 1976 and of Simclar Group Limited since June 2001. Since May 28, 1992 Mr. Russell has served as a director of Pioneer Security Systems Limited, a Scottish company located in Dunfermline, Scotland, which provides home security services for residential properties owned by City Councils in Scotland and England. Since June 15, 1998, he has served as a director of Russmarr Limited, a Scottish company located in Dunfermline, Scotland, which is engaged in the development of electronic alarms for use in residential properties. Since June 27, 2001, he has served as Chairman of the Board and Chief Executive Officer of Techdyne, Inc. On August 8, 2002, a subsidiary of Simclar Group, Simclar International Investments Limited, acquired Fullarton Computer Industries Limited, Fullarton Computer Industries (Ireland) Limited and Fullarton Computer Industries, Inc. Mr. Russell has served as a director of each of these companies and their subsidiaries since that date. The Fullarton companies are engaged in the provision of sub-contract manufacturing services, mainly to multi-national OEM's.

         Barry Pardon joined the Company in November 1980 as national sales manager and initiated the independent manufacturer representatives' sales force. Mr. Pardon became Vice President of Marketing in 1981, was appointed Executive Vice President (Marketing) in 1988, and was appointed President in November 1991. Mr. Pardon is Chairman of the Board of Lytton Incorporated ("Lytton") and a director.

         John Ian Durie was a partner in Rutherford Manson Dowds, Chartered Accountants, from January 1, 1996 through June 30, 1999, when the firm merged with Deloitte & Touche, Edinburgh, Scotland. He served as a partner at Deloitte & Touche from that date until joining Simclar Group Limited as Finance Director on June 1, 2001. Mr. Durie has also served as a director of Simclar International Limited since that date. Mr. Durie has served as a director of Simclar International Investments Limited, Fullarton Computer Industries Limited and Fullarton Computer Industries (Ireland) Limited, together with their subsidiaries since August 8, 2002.

         Christina Margaret Janet Russell has served as a director of Simclar International Limited since April 1976 and of Simclar Group Limited since June 2001. She served as a director of Pioneer Security Systems since May 28, 1992 and as a director of Russmarr Limited since June 15, 1998. Mrs. Russell has served as a director of Simclar International Investments Limited, Fullarton Computer Industries Limited, Fullarton Computer Industries (Ireland) Limited and Fullarton Computer Industries, Inc., together with their subsidiaries since August 8, 2002. She is the wife of Samuel J. Russell.

         Thomas C. Foggo has been a senior partner of Skene Edwards W. S., Solicitors and Notaries, Edinburgh, Scotland since January 1, 1990.

         Kenneth Greenhalgh has been managing director of OPT Limited, a Scottish management consulting company. Mr. Greenhalgh has been a director of OPT Limited since May 1984. Over the past five years, he has served as a management consultant to Simclar and other companies.

         James A. Clark has been President of Scherer Industrial Group since 1998 and a director since 1978. Scherer Industrial Group is a private company providing electro-mechanical industrial services in Indiana and Ohio.

OTHER EXECUTIVE OFFICERS


         NAME                       AGE                       POSITION                           HELD
         ----                       ---                       --------                           ----

         David L. Watts             60               Chief Financial Officer and                 1999
                                                     Secretary                                   2001

         Edward L. McGrath          57               Vice President and General Manager          2000



         David L. Watts joined Lytton in 1993 as Chief Financial Officer. Techdyne acquired Lytton in 1997. He became Chief Financial Officer of Techdyne in 1999 and Secretary in 2001.

         Edward L. McGrath joined Lytton in 2000 as Vice-President and General Manager. He has over twenty-five years of experience in the EMS industry.

BOARD COMMITTEES

         The Company has an Audit Committee consisting of Messrs. Clark, Foggo and Greenhalgh. The Audit Committee met four (4) times in 2002, sometimes alone, with management, and with our independent auditors. The Audit Committee is responsible for recommending to the Board of Directors the firm of independent accountants to serve the Company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the Company and reviewing the scope, results and adequacy of the internal audit control procedures of the Company. The Audit Committee reviewed our annual and quarterly results, the Audit Committee Report (see below), and Company disclosure filings, before filing.

         The Company also has a stock option committee, consisting of Messrs. Russell, Pardon and Durie. This committee considers new option plans and the granting of incentive and non-qualified options, eligible participants, the extent of the options and their terms, and makes its recommendation to the Board.

COMPENSATION OF DIRECTORS

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, Board and committee meetings, which expenses have been minimal.

REPORT OF THE AUDIT COMMITTEE

         Under the guidance of its written Audit Committee Charter, which was adopted in June 2000, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our Company.

         The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgement, that Messrs. Clark, Foggo, and Greenhalgh are independent under Rule 4200(a)(14) of the Nasdaq Stock Market Listing Standards and are financially literate, each in his own capacity.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility of monitoring and overseeing these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of PriceWaterhouseCoopers as the Company's independent accountants for purposes of auditing the Company's financial statements for 2002. PriceWaterhouseCoopers has discussed with the Audit Committee and provided written disclosures to the Audit Committee as to (1) PriceWaterhouseCoopers' independence as required by the Independence Standards Board Standard No. 1, and
(2) the matters required to be communicated under generally accepted auditing standards in accordance with Auditing Standard No. 61 (SAS 61).

         The Audit Committee reviewed with our Chief Financial Officer and other key members of the Company's management and with our independent auditors the overall scope and specific plans for their audit, the results of their examinations, their evaluating of the Company's internal controls, and the overall quality of Techdyne, Inc.'s accounting and financial reporting.

         The Audit Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements.

         Following these actions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                                          The Audit Committee

                                          James A. Clark
                                          Thomas C. Foggo
                                          Kenneth Greenhalgh

                                                                  March 26, 2003

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company expects that PricewaterhouseCoopers, independent public accountants, will continue as auditors for the Company for the 2003 fiscal year. PricewaterhouseCoopers served as the independent auditors for the Company for the 2002 fiscal year and throughout the periods covered by the Company's financial statements. Representatives of PricewaterhouseCoopers are not expected to attend the Annual Meeting. If representatives from PricewaterhouseCoopers attend the Annual Meeting they will be given the opportunity to make a statement if they desire and they will be available to respond to appropriate questions.

                    FEES OF THE INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDED DECEMBER 31, 2002

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers for professional services for the audit of the Company's 2002 financial statements totaled $65,905.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers billed the Company no fees for professional services for information and technology services relating to financial information systems design and implementation for the year ended December 31, 2002.

ALL OTHER FEES

         PricewaterhouseCoopers billed the Company $12,650 for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2002. These fees were incurred in connection with the preparation of the Company's tax returns.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 2002 for services in all capacities for its Chief Executive Officer and the other executive officers of the Company who received a total annual salary, bonus or other compensation, which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



NAME AND PRINCIPAL                  SALARY
------------------                  ------                  OTHER ANNUAL        SECURITIES UNDERLYING        ALL OTHER
    POSITION             YEAR         $                     COMPENSATION            OPTIONS/SAR(#)        COMPENSATION ($)
    --------             ----         -                     ------------        ---------------------     ----------------

Samuel J. Russell,       2002         --    (1)                --  (1)                    --                     --
Chairman and Chief       2001         --    (1)                --  (1)                    --                     --
Executive Officer

Barry Pardon,            2002    130,000    (2)             4,024  (3)                    --                    311  (4)
President                2001    173,345    (2)             6,000  (3)               100,000                    311  (4)
                         2000    146,400    (2)             6,000  (3)                    --                    311  (4)

David L. Watts,          2002    102,665    (2)                --                         --                     --
Chief Financial          2001     98,839    (2)                --                         --                     --
Officer and Secretary    2000     95,418    (2)                --                     15,000                     --

Edward L. McGrath,       2002    111,252    (2)                --                         --                     --
Vice President and       2001    116,191    (2)                --                         --                     --
General Manager          2000     50,350    (2)                --                     15,000                     --


----------------------

(1) Mr. Russell was not compensated by the Company in 2001 or 2002, but was instead compensated by Simclar for each period reported.

(2)  All compensation paid by the Company.

(3) Automobile and related expenses in the amount of $4,024 for 2002 and $6,000 for 2001 and 2000, paid by the Company.

(4) Life insurance premiums in the amount of $311 for 2001 and 2000, paid by the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Pardon has a five year employment agreement with Techdyne through December 31, 2005, Mr. Pardon's employment agreement provides for the following:

         o base annual salary of $130,000 and performance bonus at the discretion of the CEO;
         o    automobile, travel and entertainment expenses;
         o termination may occur by (i) expiration of the term; (ii) death of Mr. Pardon; (iii) Mr. Pardon's disability; (iv) conviction of a crime, failure to carry out policies of the Company, dishonest practice, conduct prejudicing the Company or breach of the employment agreement;
         o severance, which is per contract twelve months' salary, only paid upon death or termination without cause; and
         o non-competition for one year from termination; restrictions on Mr. Pardon calling upon customers or suppliers of the Company, diverting customers, services, or products of the Company, or disclosing any trade secrets.

OPTIONS, WARRANTS OR RIGHTS

1995 Options

         In 1995, the Company granted 152,500 non-qualified stock options to eight directors of the Company and its subsidiaries and counsel, including Barry Pardon, our President. 145,000 of those options were exercised on February 25, 2000 at $1.75 for which the Company received cash for par value and three-year non-recourse promissory notes, bearing interest at 6.19% (the coupon issue yield of a 52-week U.S. Treasury bill) for the balance. The notes were secured by the common stock issued in connection with the exercise and held in escrow. The owners of the common stock issued as a result of the stock option exercises maintained voting rights over the shares, provided there was no default under the terms of the notes. On April 15, 2003, all of the notes, including the note issued by Barry Pardon, were in default. Pursuant to the terms of the notes, the Company has requested the return of the shares from the escrow agent and upon receipt the shares will be cancelled, in full satisfaction of the notes. The remaining 7,500 stock options expired by the terms of the option agreement. There are no stock options outstanding from the 1995 grants.

1997 Stock Option Plan

         The Company's 1997 Stock Option Plan (the "1997 Plan") provided for the grant of stock options to officers, directors, consultants, key employees, advisors and similar parties until the Plan expired by its terms on June 5, 2002. The Plan provided for the grant of both non-qualified and incentive stock options with up to a five year vesting schedule and an exercise price as determined by the Board or the stock option committee. Options granted under the plan may be exercised with (1) cash, (2) the tender of previously held shares of common stock with a fair market value equal to the cash exercise price, (3) delivery of the optionee's personal recourse or non-recourse note, in the sole discretion of the Board, (4) pursuant to a cashless exercise, which provides for the assignment by the optionee to the Company of proceeds from the sale of common stock acquired upon the exercise of the option sufficient to pay the full exercise price for the shares, subject to the optionee's delivery to the broker selling the option shares of an authorization to pay directly to the Company such proceeds, or (5) any combination of (1) through (4).

         Upon termination of an optionee's affiliation with the Company, the optionee shall be able to exercise his or her option for the period set forth below corresponding to the reason for such termination.



                   Cause of Termination                         Exercise Period following Termination

       Death, disability or retirement after age 65         The earlier of nine months after termination or
                                                            the expiration of the option by its terms

       Termination for cause                                Terminates immediately

       Any other termination                                The earlier of 30 days after termination or the
                                                            expiration of the option by its terms



Options granted under the Plan are non-transferable, except by the laws of descent and distribution or as a result of a change in control. In the event of a change of control of the Company, there is a forced redemption at certain formulated prices. A change of control of the Company shall be deemed to have occurred upon (i) a sale of substantially all the assets of the Company or its merger or consolidation, (ii) a majority of the Board changes other than by election of shareholders pursuant to Board solicitations or vacancies filled by the Board caused by death or resignation, or (iii) a person or group acquires or makes a tender offer for at least 25% of the Company's common stock. The optionee may waive such redemption in his or her sole discretion.

         As of the expiration of the Plan on June 5, 2002, a total of 500,000 shares were reserved for issuance. A total of 555,000 options had been granted of which none were exercised, 495,000 options were cancelled by their terms and 60,000 options remained outstanding. The 60,000 options which remain exercisable provided for an exercise price of $2.00 per share and vested one-third on each one year anniversary of the October 16, 2000 grant date. However, as a result of the change in control of the Company (see Notes 4, 5 and 13 to the financial statements), all options vested on June 27,2001. The exercise price of all options granted under the Plan is 100% or greater of the fair market value of the common stock on the date of grant.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The Company did not award any Options/SAR Grants in the year ended December 31, 2002.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTIONS/SAR VALUES



                                                                    NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS/SARS        OPTIONS/SARS
                                                                  AT FY-END (#)        AT FY-END (#)
                          SHARES ACQUIRED    VALUE REALIZED        EXERCISABLE/        EXERCISABLE/
          NAME            ON EXERCISE (#)          ($)            UNEXERCISABLE        UNEXERCISABLE
          ----            ---------------          ---            -------------        -------------

Barry Pardon                     0                  0                 0 / 0                  0

David L. Watts                   0                  0               15,000 / 0             0(1)

Edward L. McGrath                0                  0               15,000 / 0             0(1)


--------------------------
(1) The 15,000 options are exercisable at $2.00 per share through October 15, 2003. The options were out-of-the-money, since the closing price of common stock as reported by NASDAQ on April 11, 2003 was $1.43.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth additional information as of April 11, 2003, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.


                                                                                                NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE
                                        NUMBER OF SECURITIES                                     FOR ISSUANCE UNDER
                                          TO BE ISSUED UPON           WEIGHTED-AVERAGE           EQUITY COMPENSATION
                                             EXERCISE OF              EXERCISE PRICE OF           PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        SECURITIES REFLECTED
                                         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS           IN COLUMN (A))
                                        ----------------------    --------------------------    ----------------------

Equity compensation plans approved
by security holders (1)                          60,000                         $2.00                      0(2)

Equity compensation plans not
approved by security holders                          0                            --                        --

Total                                            60,000                         $2.00


----------------
(1) Equity compensation plans approved by stockholders include the Company's 1997 Stock Option Plan.

(2) The Company's 1997 Stock Option Plan expired on June 5, 2002. Accordingly, no additional options shall be granted under the 1997 Stock Option Plan.


                       BOARD EXECUTIVE COMPENSATION REPORT

         We have no executive compensation committee. Compensation of our executive officers is considered by the entire Board of Directors. Only Barry Pardon, President and director of the Company, has an employment agreement with the Company.

         Executive compensation is structured to motivate management to create and sustain shareholder value. The Board attempts to accomplish this goal by:

         o aligning the interests of management and shareholders through stock ownership; and
         o seeking growth and performance of the Company by attracting, retaining and motivating talented executives and employees through competitive compensation.

THE STRUCTURE OF EXECUTIVE COMPENSATION

         The elements of executive compensation include:

         o    base pay;
         o    long-term incentives; and
         o special awards in recognition of extraordinary efforts and achievements.

BASE PAY

         Base pay is determined by individual performance and position with and responsibilities to the Company. We also try to be competitive with salaries of companies in our industry in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger with greater financial resources than the Company.

RESPONSIBILITIES OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Samuel J. Russell, Chairman of the Board and Chief Executive Officer, and Barry Pardon, President and director, who have been affiliated with the Company for 2 years and 23 years, respectively, are chiefly responsible for the Company's performance.

         Mr. Pardon has been one of the motivating forces behind the Company's stability, implementing efficiency programs, expansion of products, services and customer base, and keeping the Company current with technological changes in the industry. He, together with Mr. Russell, direct our operations and continuously seek new areas of growth. Mr. Pardon was responsible for the Lytton acquisition, which has strengthened our financial, sales and manufacturing positions and expanded our operations into new geographic areas, broadening our product line and enabling us to better serve our customer base with enhanced product choices.

         The Board considers all these factors in evaluating the performance and setting the compensation of Mr. Pardon as President. The Board also considered the direction of our operations and the establishment and implementation of our business strategy. Mr. Pardon did not participate in decisions affecting his own compensation.

LONG-TERM INCENTIVES

         Long-term incentive awards for executives usually take the form of granting stock options under our option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of the Company's executives with our shareholders. This is premised on the basic principal that the executives will receive value only if the market value of our common stock increases over time. Market price should increase if management strives to improve the Company's operations and profitability. Our revenues have increased over the years and we have been profitable, although recently at reduced amounts. Our stock prices have remained relatively consistent during past years in a range of $1.77 to $.52. See Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters," Item 6, "Selected Financial Data," and Item 7, "Management's Discussion and Analysis Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement.

SPECIAL AWARDS

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements, as well as prospective contributions and services. Such awards may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. The extent to which the Company makes awards in these situations is evaluated on a case by case basis.

                       SUBMITTED BY THE BOARD OF DIRECTORS

                                Samuel J. Russell
                   Barry Pardon                 James A. Clark
                   Christina M. J. Russell      Thomas C. Foggo
                   John Ian Durie               Kenneth Greenhalgh

                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the NASDAQ Market Index and the Electronic Components Industry Index. The cumulative total shareholder returns on the Company's common stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, in the NASDAQ Market Index and the Electronic Components Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG TECHDYNE, NASDAQ MARKET INDEX AND ELECTRONIC COMPONENTS INDUSTRY INDEX




                               [Graphic Omitted]





MEASUREMENT PERIOD
------------------

                                                          ELECTRONIC COMPONENTS
(FISCAL YEAR COVERED)   TECHDYNE, INC.    NASDAQ INDEX        INDUSTRY INDEX
                        --------------    ------------        --------------
                            $100.00          $100.00              $100.00

December 31, 1998           $ 55.71          $140.99              $154.49
December 31, 1999           $ 56.43          $261.49              $287.34
December 31, 2000           $ 30.01          $157.77              $236.14
December 31, 2001           $ 22.17          $125.16              $160.91
December 31, 2002           $ 28.57          $ 86.53              $ 86.16

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the officers and directors of the Company are officers and/or directors and/or consultants of Simclar, which owns approximately 72.4% of the voting stock of the Company, including, (1) Samuel J. Russell, managing director of Simclar International and 90% owner of Simclar, who is Chairman of the Board and Chief Executive Officer of our Company; (2) Christina Margaret Janet Russell, the wife of Samuel Russell and a Director of Simclar International and 10% owner of Simclar, who is a Director of our Company; (3) Thomas Foggo, senior partner of Skene Edwards, W.S., counsel to Simclar, who is a Director of our Company; (4) John Ian Durie, Finance Director of Simclar, who is a Director of our Company; and (5) Kenneth Greenhalgh, a management consultant to Simclar, who is a director of our Company.

         In May 2001, Techdyne (Europe) entered into a management agreement with Simclar International whereby it undertook to manufacture products for Techdyne (Europe) and assist in management coordination. Effective February 28, 2002, the Company cancelled the management agreement, and entered into an agreement to transfer to Simclar International all operating assets and liabilities of Techdyne (Europe) with the exception of the land and building. Following the transfer of the assets of Techdyne (Europe) to Simclar International, the one in-house salesperson of Techdyne (Europe) transferred employment to Simclar International.

         Simclar provides certain financial and administrative services to the Company under a service agreement. The amount of expenses covered under the service agreement totaled $336,000 in 2002.

         In 1996, Lytton sold its offices and operating facility to Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Pat Crossley. Stanley Avenue Properties, Ltd. acquired the facilities in exchange for a note to Lytton and the assumption of two mortgage notes. The note receivable from Stanley Avenue Properties, Ltd. of approximately $139,000 was repaid on July 31, 1997 upon our acquisition of Lytton. Stanley Avenue Properties, Ltd. leased the property to Lytton. In connection with the acquisition of Lytton by the Company, the lease was renegotiated to a five year lease through July 31, 2002 with monthly lease payments of approximately $17,900 for the first year, adjusted in subsequent years for the change in the consumer price index, and contains two renewal options each for five years of the then fair market rental value. The Company has exercised its option to renew the lease on this facility through July 31, 2007. See Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement.

         On August 30, 2002, the Board of Directors authorized a short term demand loan of $1,500,000 bearing interest at a rate based on the Bank of Scotland base rate plus 2% from the Company to Simclar Group Limited on August 30, 2002. These funds were required to provide bridge financing to Simclar Group Limited for its purchase of the assets of Fullarton Computers Industries. The Bank of Scotland approved of this loan by the Company.

         On April 15, 2003, certain notes payable issued by former directors of the Company and Mr. Pardon, our President, were in default. See "Executive Compensation -- Options, Warrants or Rights."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names and beneficial ownership of the equity securities of the Company and of Simclar, our parent, for directors of the Company, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to the Company to beneficially own more than 5% of our voting securities as of April 11, 2003.



                                                                                 TECHDYNE
       NAME(1)                                 POSITION                        COMMON STOCK(2)       %(3)
       -------                                 --------                        ---------------       ----

Simclar Group Limited                  Parent                                    4,745,120 (4)       72.4

Samuel J. Russell                      Chairman and CEO                          4,745,120 (4)       72.4

Barry Pardon                           President & Director                         93,533            1.4

David L. Watts                         CFO                                          15,500 (5)         *

Edward L. McGrath                      V.P. and General Manager                     15,000 (5)         *

John Ian Durie                         Director                                     10,000             *

Christina M. J. Russell                Director                                  4,745,120 (4)       72.4

Thomas Foggo                           Director                                          0             *

Kenneth Greenhalgh                     Director                                          0             *

James A. Clark                         Director                                          0             *

All directors and executive                                                      4,879,153 (6)       74.1
officers of Techdyne as a group
(9 persons)


------------------
* Represent beneficial ownership of less than 1% of our outstanding common stock.

(1) The address for Simclar Group Limited and John Ian Durie is Pitreavie Business Park, Dumfermline, Fife KY11 5PU, Scotland, United Kingdom KY11 5PU. The address for Thomas Foggo is c/o Skene Edwards, 5 Albyn Place, Edinburgh EH2 4NJ. The address for Kenneth Greenhalgh is c/o OPT Limited, 21 Riverside Road, Wormit, Fife, Scotland DD6 8LP. The address for James A. Clark is c/o Scherer Industrial Group, 940 South West Street, Indianapolis, IN 46225. The address for Messrs. Russell, Pardon, Watts and Mrs. Russell is c/o Techdyne, Inc., 2230 West 77th Street, Hialeah, FL 33016.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(3)  Based on 6,556,990 shares outstanding as of April 11, 2003.

(4) Mr. and Mrs. Russell are deemed to be the beneficial owner of all Simclar's ownership of the Company since they own 100% of the shares of Simclar.

(5) Includes 15,000 shares of common stock issuable pursuant to options exercisable within 60 days of April 11, 2003.

(6)  See notes (4) and (5) above.

            SECTION 16(b) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(b) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the NASDAQ Stock Market and the Company, indicating their ownership of our common stock and any changes in their beneficial ownership of their common stock ownership interest. The rules of the SEC require that we disclose failed or late filings of reports of Company stock ownership by its directors and executive officers. To the best of the Company's knowledge, all beneficial ownership reports by there reporting persons were filed on a timely basis.